EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-92613
(To Prospectus dated July 3, 2003)                                     333-95807



                     [TELECOM HOLDRS (SM)] [GRAPHIC OMITTED]



                        1,000,000,000 Depositary Receipts
                            Telecom HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Telecom HOLDRS (SM) Trust.

         The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                                     Share         Primary
                               Name of Company                        Ticker        Amounts    Trading Market
             ---------------------------------------------------  -------------- ------------ -----------------
              ALLTEL Corp.                                              AT             2            NYSE
              AT&T Corp.                                                T              5            NYSE
              AT&T Wireless Services                                   AWE           8.045          NYSE
              BCE Inc.                                                 BCE             5            NYSE
              BellSouth Corp.                                          BLS            15            NYSE
              CenturyTel, Inc.                                         CTL             1            NYSE
              Cincinnati Bell Incorporated                             CBB             2            NYSE
              Level 3 Communications, Inc.                             LVLT            3           NASDAQ
              Nextel Communications, Inc.                              NXTL            6           NASDAQ
              Qwest Communications International Inc.                   Q          12.91728         NYSE
              SBC Communications Inc.                                  SBC            27            NYSE
              Sprint Corporation-FON Group                             FON             6            NYSE
              Sprint Corporation-PCS Group                             PCS             6            NYSE
              Telephone and Data Systems, Inc.                         TDS             1            AMEX
              Verizon Communications                                    VZ           21.76          NYSE

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2004.